Exhibit 9.1

Friday, July 5, 2024

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, NE

Washington, D.C. 20549-0405

RE: Cloudastructure, Inc.

We have read the statements made by Cloudastructure, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4(a) of Form 1-U, as part of the Form 1-U of Cloudastructure, Inc. dated June 29, 2024. We agree with the statements concerning our Firm in such Form 1-U.

Very truly yours,

/s/ IndigoSpire CPA Group, LLC

IndigoSpire CPA Group, LLC

Aurora, Colorado